UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2014

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

    On December 22, 2014, Echo Therapeutics, Inc., (the “Company”) entered into an Employment Agreement (the “CEO Agreement”) with Scott Hollander.  Pursuant to the CEO Agreement, Mr. Hollander will serve as President and Chief Executive Officer of the Company at an annual salary of $420,000.  He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors.

    Mr. Hollander, 49 years old, is a senior executive with more than 20 years of experience in the medical device, pharmaceutical and capital equipment industries, and most recently served as Vice President, Business Development, Otsuka Pharmaceuticals as well as President and Chief Executive Officer of Interpharma-Praha, an Otsuka subsidiary company. Mr. Hollander has over 20 years of experience in the pharmaceutical medical device industry, 15 years of which have been focused in specialty markets, including Medical Diagnostics, Interventional Cardiology/Radiology and Nuclear Medicine.  Mr. Hollander’s prior experience includes leadership roles in all aspects of product commercialization, including research, development, sales, marketing, business development, operations and government affairs with several companies including Bracco Diagnostics and Tyco Healthcare (Covidien). Mr. Hollander earned his Bachelor of Science in Political Science from Alfred University and a Master’s Degree in Business and Health Services Management from the Olin School of Business, Washington University, St. Louis.

    As part of CEO Agreement, the Company granted Mr. Hollander incentive stock options to purchase 325,000 shares of the Company’s common stock at an exercise price of $1.47.  125,000 shares vested on the grant date.  100,000 shares will vest and become exercisable on or after the first anniversary of the grant date, provided the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $4.00.  100,000 shares will vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $7.50.

    The CEO Agreement has a term of three years commencing on the December 22, 2014 and terminating December 22, 2017, unless terminated earlier pursuant to the termination provision set forth in the CEO Agreement.  Mr. Hollander is subject to standard confidentiality provisions. Upon the death, disability or resignation of Mr. Hollander or termination of the Mr. Hollander for cause, the Company is obligated to pay amounts accrued as of the date of death, disability or resignation or termination for cause. If Mr. Hollander is terminated without cause or Mr. Hollander terminates for good reason, the Company must pay all amounts accrued under the CEO Agreement, basic compensation and a lump sum cash payment equal to a bonus amount based on the target in effect at the time of termination and prorated to the date of termination. In addition, all outstanding stock options will immediately vest and Mr. Hollander is entitled to medical benefits coverage for him, his spouse and dependents for 18 months following termination.  If a change in control of the Company occurs and Mr. Hollander is terminated for any reason other than for cause or death or disability, the Company must pay Mr. Hollander amounts accrued under the CEO Agreement and basic compensation. In addition, all outstanding stock options will immediately vest and Mr. Hollander is entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination.

    The description of the material terms of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement which is attached as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release issued by the Company in connection with Mr. Hollander’s appointment is attached as Exhibit 99.1 hereto.

    On December 29, 2014, the Company entered into an Employment Agreement (the “CFO Agreement”) with Alan Schoenbart.  Pursuant to the CFO Agreement, Mr. Schoenbart will serve as Chief Financial Officer and Secretary of the Company at an annual salary of $260,000.  He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors.

    Mr. Schoenbart, 55 years old, is a senior executive with more than thirty years of financial management experience and joins the Company from Hudson News Distributors, LLC where he most recently served as CFO. Prior to that, Mr. Schoenbart served as the CFO for Forticell Bioscience, Inc., a publicly-traded medical device company with an FDA approved product attempting to develop a cryopreserved product. Mr. Schoenbart has also held prior CFO positions at Vizacom Inc. and Windswept Environmental Group, Inc. Prior to that, he was an audit manager at KPMG LLP in Short Hills, New Jersey. Mr. Schoenbart received his B.S. degree in Accounting from Fairleigh Dickinson University and is a certified public accountant licensed in the State of New York and the State of New Jersey.

    As part of the CFO Agreement, the Company granted Mr. Schoenbart incentive stock options to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.54.  50,000 shares vested on the grant date.  50,000 shares will vest and become exercisable on or after the first anniversary of the grant date, provided the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $4.00.  50,000 shares will vest and become exercisable on or after the second anniversary of the grant date, provided that the options will not be exercisable with respect to such shares unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $7.50.

    The CFO Agreement has a term of three years commencing on the December 29, 2014 and terminating December 29, 2017, unless terminated earlier pursuant to the termination provision set forth in the CFO Agreement.  Mr. Schoenbart is subject to standard confidentiality provisions. Upon the death, disability or resignation of Mr. Schoenbart or termination of the Mr. Schoenbart for cause, the Company is obligated to pay amounts accrued as of the date of death, disability or resignation or termination for cause. If Mr. Schoenbart is terminated without cause or Mr. Schoenbart terminates for good reason, the Company must pay all amounts accrued under the CFO Agreement, basic compensation and a lump sum cash payment equal to a bonus amount based on the target in effect at the time of termination and prorated to the date of termination. In addition, all outstanding stock options will immediately vest and Mr. Schoenbart is entitled to medical benefits coverage for him, his spouse and dependents for 18 months following termination.  If a change in control of the Company occurs and Mr. Schoenbart is terminated for any reason other than for cause or death or disability, the Company must pay Mr. Schoenbart amounts accrued under the CFO Agreement and basic compensation. In addition, all outstanding stock options will immediately vest and Mr. Schoenbart is entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination.

    The description of the material terms of the CFO Agreement is qualified in its entirety by reference to the full text of the CFO Agreement which is attached as Exhibit 10.2 and is incorporated herein by reference.  A copy of the press release issued by the Company in connection with Mr. Schoenbart’s appointment is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Scott Hollander dated December 22, 2014.
10.2	Employment Agreement between the Company and Alan Schoenbart dated December 29, 2014.
99.1	Press Release issued by the Company on December 23, 2014.
99.2	Press Release issued by the Company on December 30, 2014.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: December 30, 2014	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Scott Hollander dated December 22, 2014.
10.2	Employment Agreement between the Company and Alan Schoenbart dated December 29, 2014.
99.1	Press Release issued by the Company on December 23, 2014.
99.2	Press Release issued by the Company on December 30, 2014.